Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report, dated June 26, 2009, included in its Annual Report on Form 10-K/A filed on June 29, 2009 relating to the financial statements of Verbena Pharmaceuticals, Inc. as of and for the year ended December 31, 2008 and 2007, and for the cumulative period January 3, 2006 (inception) through December 31, 2008.

RAICH ENDE MALTER & CO. LLP
East Meadow, New York
June 30, 2009